Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-164851, 333-183109, 333-197944, and 333-233050 on Form S-8 of our reports dated February 22, 2023, relating to the financial statements of Generac Holdings Inc. and the effectiveness of Generac Holdings Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of Generac Holdings Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

February 22, 2023